INDEPENDENT AUDITORS' CONSENT


          We consent to the use in this Post-Effective Amendment No. 15 to Registration Statement No. 2-87490 of our report dated
          January 31, 1997, relatingto PC&J Performance Fund, incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.


          /s/ Deloitte & Touche LLP
          Dayton, Ohio
          March 7, 1997